Exhibit 32.2

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Rumble Inc. (the “Company”) for the period ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Brandon Alexandroff, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2025	/s/ Brandon Alexandroff
Brandon Alexandroff
Chief Financial Officer